UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2017

SIGNAL BAY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-12350	47-1890509
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

62930 O.B. Riley Rd #300 Bend, OR	97703
(Address of principal executive offices)	(Zip code)

541-633-4568
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

License Agreement:

On July 27, 2017, Signal Bay, Inc. (the “Company’) executed an Intellectual Property License Agreement with Kaycha Holdings, LLC (“Kaycha”), whereby Kaycha would acquire exclusive rights to use the Company’s brand EVIO Labs, standardized operating procedures and accredited testing methodologies in the State of Florida. The initial term of the agreement is for a period of five years, commencing August 1, 2017 with an option to extend for an additional five-year period. The initial Licensing Fee for first medical marijuana testing laboratory is $75,000 plus ongoing royalties after the laboratory is operational. Kaycha paid 50% upon execution of this agreement and the remaining balance will be paid upon delivery of the Company’s standardized operating procedures. The License Agreement includes an additional $25,000 fee for each additional medical laboratory operated within the state. Furthermore, if the state approves recreational cannabis and Kaycha commences testing recreational cannabis, the initial laboratory will be charged an additional $75,000 license fee and each additional laboratory will be charged an additional $25,000 license fee.

A copy of the License Agreement is attached as Exhibit 10.1.

A copy of the press release issued in connection with the parties’ announcement of the License Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1	Intellectual License Agreement by and between Signal Bay, Inc. and Kaycha Holdings, LLC dated July 27, 2017.

99.1	Press release dated July 31, 2017.

2

SIGNATURE

Signal Bay, Inc.

Dated: August 8, 2017	By:	/s/ William Waldrop
	Name:	William Waldrop
	Title:	CEO

3